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Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of The Bear Stearns Companies Inc. on Form S-3 of our reports dated February 13, 2004 (which reports express unqualified opinions and include explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure, an amendment of FASB Statement No. 123," in 2003, discussed in Note 1 to the consolidated financial statements), appearing in or incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended November 30, 2003, and to the reference to us under the heading "Experts" in the prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP

December 29, 2004
New York, New York

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM